UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2014

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue 38th Floor New York, NY 10022
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 293-1836

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 30, 2014, Liquid Holdings Group, Inc. (the “Company” or “Liquid”) issued a press release regarding its financial results for the quarter ended September 30, 2014. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02. The Company is making reference to non-GAAP financial information in the press release. A reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures is contained in the attached press release.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Jay Bernstein

Mr. Jay Bernstein tendered his resignation as a member of the Company’s Board of Directors effective October 28, 2014. His resignation was not due to any disagreement with the Company, the Board or the Company’s management.

Kenneth Shifrin

As described in Item 5.02(c), Mr. Peter R. Kent has succeeded Mr. Kenneth Shifrin as Liquid’s Chief Financial Officer. Mr. Shifrin’s last day in that position was October 24, 2014. As per the terms of his grant of restricted stock units (“RSUs”) pursuant to the Company’s 2012 Amended and Restated Stock Incentive Plan (the “2012 Incentive Plan”), the vesting of Mr. Shifrin’s remaining grant of 32,096 RSUs, originally scheduled to vest on September 18, 2015, was accelerated. In addition, he has been offered $100,000 in severance in exchange for a settlement and release, as well as a short-term consulting agreement in order to assist in the transition of his position to Mr. Kent.

(c)	Alan C. Guarino

Effective October 29, 2014, the Board elected Mr. Alan C. Guarino as a member of the Board, filling the vacancy created by Mr. Bernstein’s departure.

Mr. Guarino, age 54, brings over 24 years of global recruiting and talent management experience to the Board. Currently, Mr. Guarino is the vice chairman of Global Financial Services Practice at Korn Ferry after having served as the global sector leader of FinTech, Electronic Trading, and Transaction Services at Korn Ferry from 2007 until April 2012. He also serves as a senior partner in the Board Services and CEO practice of Korn Ferry. In 1993, Mr. Guarino launched the start-up company Cornell International that grew into a top ranked firm engaged in retained executive search and strategic human resource consulting on Wall Street and was sold to Adecco in March of 2007. Prior to that role, he served as chief operating officer of Career Directions, a regional staffing firm; as a department head in Global Securities Processing at The Bank of New York; and as a captain in the U.S. Army. He is a member of the board of directors of The Chefs Warehouse, a NASDAQ-listed company, and currently chairs that board’s compensation committee.

Mr. Guarino was selected to serve on our Board due to his extensive knowledge of human resources, compensation matters and organizational development.

There is no family relationship between Mr. Guarino and any of the other directors on the Board or any of our named executive officers.

In connection with the appointment of Peter R. Kent as the Company’s Chief Financial Officer, as described below, Mr. Guarino’s firm, Korn Ferry, was retained by the Company to assist in the search. Korn Ferry’s total fees and expenses for the search will be approximately $252,000. Other than this fee, there have been no transactions since the beginning of the 2014 fiscal year or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Guarino had or will have a direct or indirect material interest which would be required to be reported herein.

Mr. Guarino has been classified as a Class II director and will stand for election at the Company’s next annual meeting of stockholders. He is expected to serve on the Board’s Human Resources and Compensation Committee.

Peter R. Kent

Effective October 27, 2014, the Board appointed Mr. Peter R. Kent as the Company’s Chief Financial Officer.

Mr. Kent, age 61, will serve as the Company’s principal financial and accounting officer. Prior to joining Liquid, Mr. Kent was the founder and managing partner of Eladian Partners LP, a multi-asset class and multi-geographical based, high-frequency trading firm, from 2010 to 2012. Prior to that, he had been a Managing Director and Global Head of Broker Dealer Execution Sales and Service at Citibank from 2007 to 2010, with responsibility for sales, service and execution of third-party broker/dealer multi-asset order flow on a global basis. From 2002 until 2007, he served in various capacities, including Chief Operating Officer, Chief Financial Officer and Director, at Automated Trading Desk, LLC, a technology company specializing in automated trading and customized equity execution solutions for its customers that was sold to Citibank in 2007. Mr. Kent possesses a Bachelor of Science and a Master of Business Administration from the University of California at Berkeley.

There are no arrangements or understandings between Mr. Kent and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there is no family relationship between Mr. Kent and any director or executive officer of the Company that would require disclosure pursuant to Item 401(d) of Regulation S-K.

The Company entered into an executive employment agreement with Mr. Kent dated October 27, 2014 (the “Employment Agreement”), pursuant to which Mr. Kent is serving as Liquid’s Chief Financial Officer for a term ending on December 31, 2016, which will be automatically renewable for successive one-year terms unless either Liquid or Mr. Kent provides written notice not less than sixty days prior to the expiration of such term. Under the Employment Agreement, Mr. Kent will receive an annual base salary of $450,000 and be eligible for an annual performance bonus, with a target of 50% of his base salary. In addition, as an inducement to his becoming the Company’s Chief Financial Officer, Mr. Kent will receive options to purchase one million (1,000,000) shares of the Company’s common stock, vesting in one-third installments on each of October 24, 2015, 2016 and 2017. The options are being issued outside of the 2012 Incentive Plan pursuant to NASDAQ’s inducement grant exception, but will be on terms substantially similar to those of options granted under that plan. In the event that Mr. Kent is terminated by Liquid without cause or terminates his employment for good reason, each as defined in the Employment Agreement, upon the execution of a general release, he will be entitled to certain severance, including (i) continuation of his base salary and reimbursement of the costs of his medical insurance continuation coverage for nine (9) months (twelve (12) months if the termination occurs after December 31, 2016); and (ii) accelerated vesting of the next tranche of any incentive compensation that he may have at that time.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02(c).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated October 27, 2014, between Liquid Holdings Group, Inc. and Peter R. Kent
99.1	Press release, dated October 30, 2014, issued by Liquid Holdings Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.
(Registrant)

	By:	/s/ Brian M. Storms
Brian M. Storms
Chief Executive Officer
Date: October 30, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement, dated October 27, 2014, between Liquid Holdings Group, Inc. and Peter R. Kent
99.1	Press release, dated October 30, 2014, issued by Liquid Holdings Group, Inc.